N-SAR FILING
THRIVENT SERIES FUND, INC.

Affiliated Underwritings
For 12-month period ending December 31, 2006


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                                                             Par/    Issuer                        Participating     Selling
Fund         Trade Date  CUSIP      Issuer      144A  Price  Amount  Size        Percent  Broker   Underwriters      Concession
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Thrivent     11/30/206   G54050102  Lazard Ltd  N     45.42  4,290   13,000,000  0.033%   Lazard   Lazard Capital    Underwriting
Partner Mid                                                                               Capital  Markets, Goldman  spread of
Cap Value                                                                                 Markets  Sachs & Co.       $1.7032
Portfolio                                                                                                            (3.75%)
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